Exhibit 99.1

Innovative Industrial Properties Announces Launch of $250.0 Million Exchangeable Senior Notes Offering

SAN DIEGO, CA – June 9, 2026 – Innovative Industrial Properties, Inc. (the “Company”) (NYSE: IIPR) announced today that its operating partnership, IIP Operating Partnership, LP (the “Operating Partnership”), intends to offer, subject to market and other conditions, $250.0 million aggregate principal amount of exchangeable senior notes due 2029 (the “notes”) in a private placement.

The Operating Partnership also intends to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $37.5 million aggregate principal amount of the notes to cover over-allotments, if any.

The notes will be senior unsecured obligations of the Operating Partnership, will be fully and unconditionally guaranteed by the Company and will be exchangeable for cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Operating Partnership’s option. The interest rate, exchange rate and other terms of the notes will be determined by negotiations between the Company and the initial purchasers of the notes.

The Operating Partnership intends to use up to $50.0 million of the net proceeds from this offering to fund the repurchase of shares of common stock of the Company from certain purchasers of the notes in privately negotiated transactions and intends to use the remaining net proceeds from this offering for working capital and general corporate purposes, which may include repayment of indebtedness and funding investments that are consistent with its investment strategy, or a combination of the foregoing. The share repurchases, and any other repurchases of shares of the Company’s common stock, may increase, or reduce the size of any decrease in, the market price of the Company’s common stock, and repurchases executed concurrently with the pricing of the offering may affect the initial terms of the notes, including the initial conversion price.

The notes (and the related guarantee) will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and the related guarantee, and any shares issuable upon conversion of the notes, have not and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the offered securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and life science real estate.

This press release contains statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding the offering, the terms of the notes, and the use of proceeds from the offering, including the share repurchase, are forward-looking statements. When used in this press release, words such as the Company or the Operating Partnership “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332